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                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED
                         LOAN AND STOCK PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of June 27, 2003, as amended and restated as of October 30, 2003, between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the "Borrower"), and THE BANKERS BANK, a Georgia Banking corporation (the "Lender").

         On June 27, 2003, Borrower and Lender entered into a Loan and Stock Pledge Agreement (the "Original Loan Agreement") pursuant to which the Borrower borrowed the principal amount of up to FORTY MILLION AND NO/100 ($40,000,000.00) DOLLARS from the Lender (the "Loan"), which Loan is evidenced by the Promissory Note dated June 27, 2003, and amended this date (as amended, the "Note"). The Lender is willing to continue to make the Loan to the Borrower on the terms and conditions described below. The Borrower and Lender agree that the payment and performance of all obligations relating to the Loan will be secured through the pledge to the Lender of all the issued and outstanding shares of capital stock owned or hereafter acquired by the Borrower (collectively the "Stock") in United Community Bank, Murphy, North Carolina, and United Community Bank, Lenoir City, Tennessee, (each a "Bank" and all collectively the "Bank"). Certain capitalized terms used in this Agreement are defined in Section 22 of this Agreement. From and after the date hereof, all references to the "Agreement" or the "Loan Agreement" contained in any of the Financing Documents shall be deemed to be a reference to this Agreement. This Agreement is not intended as a novation of the Loan.

         Borrower and Lender desire to amend the Original Loan Agreement in certain respects and to amend and restate the Original Loan Agreement in its entirety. In consideration of the premises and the mutual agreements and representations in this Agreement, the Lender and the Borrower hereby amend and restate the Original Loan Agreement in its entirety and agree as follows:

         1.       SECURITY INTEREST.

         (a) The Borrower hereby unconditionally grants and assigns to the Lender and its successors and assigns a continuing security interest in and security title to the Stock. The Borrower hereby delivers to the Lender all of its right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank, as security for (i) all obligations of the Borrower to the Lender hereunder, and (ii) payment and performance of all obligations of the Borrower to the Lender under the Note, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. If the Borrower receives, for any reason whatsoever, any additional shares of the capital stock of the Bank, such shares shall thereupon constitute Stock to be held by the Lender under the terms of this Agreement and the Borrower shall immediately deliver such shares to the Lender, together with stock powers endorsed in blank by the Borrower. Beneficial ownership of the Stock, including all voting, consentual and dividend rights, shall remain in the Borrower until the occurrence of a Default.

         (b) If, prior to repayment in full of the Loan, the aggregate book value of the Stock becomes $80,000,000.00 or less, the Borrower shall promptly deliver to the Lender on demand additional collateral of a type and value acceptable to the Lender (and the Lender's judgment in valuing same shall be conclusive) so that the sum of the value of such additional collateral plus the aggregate book value of the Stock is at all times equal to or in excess of $80,000,000.00. The Borrower shall also execute any security documents the Lender may request to evidence and perfect the Lender's rights in such additional collateral. If at any time such additional collateral is no longer required pursuant to this Section 1(b), the Lender shall release its security interest in such additional collateral upon the request of the Borrower, subject to the Lender's right to subsequently demand additional collateral, including, without limitation, additional collateral previously released.

         2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

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                  (a)      The Borrower is a corporation duly organized, validly
existing, and in good standing under the laws of the State of Georgia and is qualified to do business in all jurisdictions where such qualification is necessary. The Borrower is registered as a Bank holding company with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. The chief executive office of the Borrower and the principal place of business of the Borrower where the records of the Borrower are kept are located at 59 Highway 515, Blairsville, Georgia 30512-0398, and the Borrower's U.S. employer identification number is 58-1807304. The Bank has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

                  (b) Each Bank is a Banking corporation duly organized, validly existing, and in good standing under the laws of the State in which it is located. The Borrower owns all the Stock (consisting of 100% of all stock issued by United Community Bank, Murphy, North Carolina; United Community Bank, Lenoir City, Tennessee) and there are no other outstanding shares of capital stock and no outstanding options, warrants or other rights which can be converted into shares of capital stock of the Bank. Each Bank has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

                  (c) Each financial statement of the Borrower or any Subsidiary which has been delivered to the Lender presents fairly the financial condition of the Borrower or such Subsidiary as of the date indicated therein and the results of its operations for the periods shown therein. There has been no material adverse change, either existing or threatened, in the financial condition or operations of the Borrower or any Subsidiary since the date of the most recent such financial statement.

                  (d) The Borrower has full power and authority to execute and perform the Financing Documents. The execution, delivery, and performance by the Borrower of the Financing Documents (i) have been duly authorized by all requisite action by the Borrower, (ii) do not violate any provision of law, and
(iii) do not result in a breach of or constitute a default under any agreement or other instrument to which the Borrower or any Subsidiary is a party or which the Borrower or any Subsidiary is bound. Each of the Financing Documents constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms.

                  (e) Except for the security interest created by this Agreement, the Borrower owns the Stock free and clear of all liens, charges, and encumbrances. The Stock is duly issued, fully paid and non-assessable, and the Borrower has the unencumbered right to pledge the Stock.

                  (f) There is no action, arbitration, or other proceeding at law or in equity, or by or before any court, agency, or arbitrator, nor is there any judgment, order, or other decree pending, anticipated, or threatened against the Borrower or any Subsidiary or against any of their properties or assets which might have a material adverse effect on the Borrower, any Subsidiary, or their respective properties or assets, or which might call into question the validity or enforceability of the Financing Documents, or which might involve the alleged violation by the Borrower or any Subsidiary of any law, rule or regulation or judgment order or decree binding on Borrowers or any subsidiary on their respective property or assets.

                  (g) No consent or notice to or other authorization or filing with or of any governmental authority or other public body on the part of the Borrower or any Subsidiary is required in connection with the Borrower's execution, delivery, or performance of the Financing Documents; or if required, all such prerequisites have been fully satisfied.

                  (h) None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto.

                  (i) The following are attached as exhibits hereto: true, correct and complete copies of (i) the Borrower's and each Bank's articles of incorporation as in effect as of the date here (as certified

                                                                             -2-
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by the Georgia Secretary of State or other State of corporate domicile on June
25, 2002; (ii) certificates of existence for the Borrower and each Bank issued by the Georgia Secretary of State or other State of corporate domicile on June 25, 2002; (iii) the bylaws of the Borrower in effect immediately prior to the adoption of the resolutions referred to below (and such bylaws have not been further altered or amended and have been in full force and effect at all times since the adoption of such resolutions through the date hereof); (iv) the bylaws of each Bank as of the date hereof; and (v) resolutions (the "Resolutions") of the Board of Directors of the Borrower duly adopted at a meeting duly called and held on October 23, 2003. A quorum for the transaction of business was present and acting throughout the meeting at which the Resolutions were adopted, and the Resolutions have been since adoption and are now in full force and effect and have not been modified or rescinded in any respect. There have been no further amendments or other documents affecting or altering the Borrower's or each Bank's articles of incorporation since the date of the certifications referred to above through the date hereof, and the Borrower and each Bank have remained in valid existence under the laws of the State of Georgia since such dates.

         3.       AFFIRMATIVE COVENANTS. The Borrower agrees that so long as the
Note is outstanding or this Agreement is in effect, or any portion of the loan remains unpaid:

                  (a)      The Borrower shall promptly furnish to the Lender:
(i) not later than 120 days after the end of each fiscal year, audited consolidated financial statements of the Borrower prepared in accordance with generally accepted accounting principles ("GAAP") and certified by an independent accounting firm acceptable to the Lender; (ii) not later than 45 days after each of the first three quarters of each fiscal year, unaudited consolidated financial statements of the Borrower, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments) and certified by the chief financial officer of the Borrower; (iii) not later than 30 days after the end of each of the first three quarters of each year, copies of the Report of Condition and the Report of Income and Dividends of each of the Bank Subsidiaries; (iv) immediately after the occurrence of a material adverse change in the business, properties, condition, management, or prospects (financial or otherwise) of the Borrower, including, without limitation, imposition of any memorandum of understanding, cease and desist order, or other similar regulatory action involving the Borrower or any Bank Subsidiary, a statement of the Borrower's chief executive officer or chief financial officer setting forth in reasonable detail such change and the action which the Borrower or any Bank Subsidiary proposes to take with respect thereto; and (v) from time to time upon request of the Lender, such other information relating to the operations, business, condition, management, properties, or prospects of the Borrower or any Bank Subsidiary as the Lender may request (including meetings with the Borrower's or Bank Subsidiary's officers and employees).

                  (b) The Borrower and each Subsidiary shall punctually pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its property, unless the Borrower is contesting such a charge or levy and has made adequate reserves therefor.

                  (c) The Borrower and each Subsidiary shall comply in all material respects with all requirements of constitutions, statutes, rules, regulations, and orders and all orders and decrees of courts and arbitrators applicable to it or its properties.

                  (d) The Borrower shall immediately notify the Lender of any change in the Chief Executive Officer or any Executive Vice President of the Borrower.

         4.       NEGATIVE COVENANTS. The Borrower agrees that so long as the
Note is outstanding or this Agreement is in effect:

                  (a) The Borrower shall not permit its Capital at any time during the term of this Agreement to be less than $80,000,000.00.

                  (b) The Borrower shall not permit the ratio of Tier 1 Capital to average total assets (the Tier 1 Leverage Ratio) of the Borrower or any of the Bank Subsidiaries as of the end of any fiscal year to be less than 6.00%.

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                  (c)      The Borrower shall not permit the Total Risk Based
Ratio of the Borrower or any of the Bank Subsidiaries as of the end of any fiscal year to be less than 9.00%.

                  (d) The Borrower shall not, and shall not permit any of the Bank Subsidiaries to, fail to comply with any minimum capital requirement imposed by any of their federal or state regulators.

                  (e) The Borrower shall not permit the Allowance for Loan and Lease Losses to fall below 200.0% of Non-Performing Loans for the Borrower and each Bank Subsidiary. Loan Review Reports will be required should the Borrower become noncompliant.

                  (f) The Borrower shall not permit the allowance for loan and lease losses of any of the Bank Subsidiaries to be less than 1.00% of its gross loans for each year-end.

                  (g) The Borrower shall not (i) enter into a Change of Control transaction; (ii) purchase or otherwise acquire all or substantially all of the assets or stock of another Person (which Person would, upon the consummation of such transaction, become a Bank Subsidiary), if, as a result of the transaction, the total assets of the Borrower and all of its Subsidiaries increase by more than 33%; or (iii) purchase or otherwise acquire all or substantially all of the assets or stock of any Person (which Person would not, upon the consummation of such transaction, become a Bank Subsidiary) if the total revenue of such Person, as determined in accordance with GAAP, is more than 20% of the Borrower's total revenue in the immediately preceding fiscal year, which, solely for purposes of this Section 4(g), total revenue shall equal the net interest income of the Borrower plus the non interest income of the Borrower, each for the immediately preceding fiscal year and each determined in accordance with GAAP.

                  (h) The Borrower shall not without written notification to Lender given within 30 days of the date of any signed agreement, and in all events at least 60 days prior to the closing of any such transaction, issue, create, incur, assume or otherwise become liable with respect to (or agree to issue, create, incur, assume or otherwise become liable with respect to), or permit to remain outstanding, any indebtedness, except: (i) indebtedness disclosed on the Borrower's most recent financial statements, provided that such indebtedness shall not be renewed, extended or increased; (ii) indebtedness to M&I Marshall & Ilsley Bank or Compass Bank under the Credit Agreement in an amount not to exceed $45,000,000; (iii) indebtedness for commercial paper of the Borrower in an amount not to exceed $40,000,000; (iv) Federal Home Loan bank indebtedness or federal funds indebtedness incurred in the ordinary course of business by any Bank Subsidiary; and (v) indebtedness with respect to deposit accounts or similar accounts, including repurchase agreements.

                  (i) The Borrower shall not, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any notes, obligations, or other indebtedness of any other Person (other than a Subsidiary) except in connection with the depositing of checks in the normal and ordinary course of business.

                  (j) The Borrower shall not permit any Subsidiary to issue, sell or otherwise dispose of or part with control of any shares of any class of its stock (other than directors' qualifying shares) except to the Borrower or a wholly-owned Subsidiary of the Borrower.

                  (k) The Borrower shall not sell or otherwise dispose of or part with control of any of the Stock or any other securities or indebtedness of any Subsidiary.

                  (l) Without the prior written consent of the Lender, to be given or withheld in Lender's sole discretion, the Borrower shall not, and shall not permit any of the Bank Subsidiaries to grant a security interest in or pledge any assets to any other Person or to transfer or dispose of any material portion of or interest in the assets of each Bank to any other Person, except for (x) pledges of assets of each Bank as security for indebtedness owed to the Lender or indebtedness permitted by Section 4(h)(i), (iii), (iv) and (v); (y) pledges of assets of Bank Subsidiaries other than a Bank as security for indebtedness permitted by Section 4(h); and (z) pledges of assets of Bank Subsidiaries as security for

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government deposits, repurchase agreements and other transactions in the ordinary course of business, consistent with historical practices of the Borrower and the Bank Subsidiaries.

                  (m) The Borrower shall not pay any cash dividends if the Loan is in Default or if the payment of such dividend would create a Default, or during any notice or cure period.

                  (n) The Borrower shall not permit its Return on Average Assets at the end of any fiscal year to be less than .60%. This Return will be calculated by dividing the Net Income of the Borrower for the previous year, excluding the effect of interest on this loan, by the Consolidated Average Assets of the Borrower for the previous year.

                  (o) Maximum Loan to Value shall not exceed 50% at all times.

                  (p) The Borrower shall maintain the separate existence of each Bank and only acquire any new Bank Subsidiary as a separate Bank Subsidiary or by a merger or consolidation into any Bank Subsidiary.

         5. ADVANCES UNDER THE LOAN. The Lender shall not be obligated to make any advance of the Loan to the Borrower, unless in each instance, at the time of each advance:

                  (a) All representations and warranties of the Borrower contained in this Agreement or the Note shall be true in all respects.

                  (b) The Borrower and each Subsidiary shall have performed in all material respects all their agreements and obligations required by the Financing Documents.

                  (c) No material adverse change shall have occurred in the Borrower's or any Subsidiary's condition (financial or otherwise), or in the business, properties, assets, liabilities, prospects, or management of the Borrower or any Subsidiary since the date of this Agreement.

                  (d) No Default or event which, with the giving of notice or passage of time (or both), would constitute a Default under the terms of this Agreement shall have occurred.

                  (e) All other matters incidental to the Loan shall be satisfactory to the Lender.

                  (f) All fundings over Lender's legal lending limit at the time of any advance, $17,000,001 at the date hereof, shall be subject to the express condition provided that Lender has been able to obtain participation commitments from respondent banks in amounts sufficient to assure compliance with regulatory requirements. The amount subject to sale may be adjusted from time to time based upon the Lender's legal lending limit.

         6. DEFAULT. A "Default" shall exist if any of the following occurs:

                  (a) Failure of the Borrower punctually to make any payment of any amount payable, whether principal or interest or other amount, on any of the Liabilities, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration, or otherwise.

                  (b) Any statement, representation, or warranty of the Borrower made in any of the Financing Documents or at any time furnished by or on behalf of the Borrower to the Lender shall be false or misleading in any material respect as of the date made.

                  (c) Failure of the Borrower punctually and fully to comply with any of the covenants in Section 4, with exception to covenants (a),
(b), and (c), of this Agreement or any of the other covenants set forth in this Agreement if such failure under this clause is not remedied within 15 days, this being the cure period, after notice from the Lender to the Borrower. Failure of the Borrower punctually and fully to comply with covenants (a), (b), and (c) of
Section 4 of this Agreement if such failure under this clause is

                                                                             -5-
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not remedied by the end of the subsequent quarter, this being the cure period, after notice from the Lender to the Borrower.

                  (d) The occurrence of a default under any other agreement to which the Borrower and the Lender are parties or under any other instrument executed by the Borrower in favor of the Lender.

                  (e) If the Borrower or any Subsidiary becomes insolvent as defined in the Georgia Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by the Borrower or any Subsidiary seeking dissolution of the Borrower or such Subsidiary or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if the Borrower or any Subsidiary commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by the Borrower or any Subsidiary for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by the Borrower or any Subsidiary seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

                  (f) Any action is brought against the Borrower or any Subsidiary seeking dissolution of the Borrower or such Subsidiary or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property, and such action is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 30 days of the date upon which it was instituted; or any proceeding under the Federal Bankruptcy Code is instituted against the Borrower or any Subsidiary and (i) an order for relief is entered in such proceeding or
(ii) such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 30 days of the date upon which it was instituted; or any reorganization or arrangement proceeding is instituted against the Borrower or any Subsidiary for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 30 days of the date upon which it was instituted; or any action or petition is otherwise brought against the Borrower or any Subsidiary seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 30 days of the date upon which it was brought.

                  (g) The Borrower or any Subsidiary is in default (or an event has occurred which, with the giving of notice or passage of time, or both, will cause the Borrower or any Subsidiary to be in default) on indebtedness to another Person, and the amount of such indebtedness exceeds $25,000 or the acceleration of the maturity of such indebtedness would have a material adverse effect upon the Borrower or such Subsidiary, unless the Borrower or any Subsidiary is contesting such default in good faith.

                  (h) Any other material adverse change occurs in the Borrower's financial condition or means or ability to pay the Liabilities.

                  (i) Any cease and desist or other order has been threatened, noticed, or entered against the Borrower or any Subsidiary by any Bank or Bank holding company regulatory agency or body, or the Borrower or any Subsidiary enters into any form of memorandum of understanding, plan of corrective action, or letter agreement with any such regulatory agency or body, or any other regulatory enforcement action is taken against the Borrower or any Subsidiary relating to the capitalization, management, or operation of the Borrower or any Subsidiary.

                  (j) The Borrower or any Subsidiary is indicted or convicted or pleads guilty or nolo contendere to any charge that the Borrower or such Subsidiary has violated any drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt-organization statute or regulations other forfeiture statute.

                  (k) The Borrower ceases to own 100% of the issued and outstanding capital stock of each Bank or ceases to control any of the other Bank Subsidiaries.

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         7.       REMEDIES UPON DEFAULT. Upon the occurrence of a Default, the
Lender shall be entitled, without limitation, to exercise the following rights at any time and from time to time, which the Borrower hereby agrees to be commercially reasonable:

                  (a) declare any of the Liabilities due and payable, whereupon they immediately will become due and payable (notwithstanding any provisions to the contrary, and without presentment, demand, notice or protest of any kind (all of which are expressly waived by the Borrower));

                  (b) (i) receive all amounts payable in respect of the Collateral otherwise payable to the Borrower; (ii) settle all accounts, claims, and controversies relating to the Collateral; (iii) transfer all or any part of the Collateral into the Lender's or any nominee's name; and (iv) execute all agreements and other instruments; bring, defend and abandon all actions and other proceedings; and take all actions in relation to the Collateral as the Lender in its sole discretion may determine;

                  (c) enforce the payment of the Stock and exercise all of the rights, powers and remedies of the Borrower thereunder, including the exercise of all voting rights and other ownership or consentual rights of the Stock (but the Lender is not hereby obligated to exercise such rights), and in connection therewith the Borrower hereby appoints the Lender to be the Borrower's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Lender deems advisable for or against all matters submitted to a vote of shareholders, and such power-of-attorney is coupled with an interest and irrevocable;

                  (d) sell, assign and deliver, or grant options to purchase, all or any part of or interest in the Collateral in one or more parcels, at any public or private sale at any exchange, any of the Lender's offices, or elsewhere, without demand of performance, advertisement, or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Borrower), for cash, on credit, or for other property, for immediate or future delivery without any assumption of credit risk, and for such price and on such terms as the Lender in its sole discretion may determine; the Borrower agrees that to the extent that notice of sale shall be required by law that at least five business days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Loan or otherwise; at any such sale, unless prohibited by applicable law, the Lender may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption; and the Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

                  (e) appoint and dismiss managers or other agents for any of the purposes mentioned in the foregoing provisions of this Section 7, all as the Lender in its sole discretion may determine but Lender shall have no obligation to do so; and

                  (f) generally, take all such other action as the Lender in its sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in this Section 7 and which the Lender may or can do lawfully and use the name of the Borrower for such purposes and in any proceedings arising therefrom.

         8. APPLICATION OF PROCEEDS. The proceeds of the public or private sale or other disposition of any Collateral hereunder shall be applied to (i) the costs incurred in connection with the sale, expressly including, without limitation, any costs under Section 11(a) hereof; (ii) any unpaid interest which may have accrued on any obligations secured hereby; (iii) any unpaid principal on any obligations secured hereby; and (iv) damages incurred by the Lender by reason of any breach secured against hereby, in such order as the Lender may determine, and any remaining proceeds shall be paid over to the Borrower or others as by law provided. If the proceeds of the sale or other disposition of the Collateral are insufficient to pay all such amounts, the Borrower shall remain liable to the Lender for the deficiency.

         9. ADDITIONAL RIGHTS OF SECURED PARTIES. In addition to its other rights and privileges under this Agreement, the Lender may exercise from time to time any and all other rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to the Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral. The Borrower shall pay all of the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing its rights under this Agreement.

         10. RETURN OF STOCK TO BORROWER. Upon payment in full of all principal and interest on the Note and full performance by the Borrower of all covenants and other obligations under this Agreement, and other Financing Documents, the Lender shall return to the Borrower (i) all of the then remaining Stock and (ii) all rights received by the Lender as agent for the Borrower as a result of its possessory interest in the Stock.

         11. DISPOSITION OF STOCK BY AGENT. The Stock is not registered under the various federal or state securities laws and disposition thereof after default may be subject to prior regulatory approval and may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Borrower acknowledges that upon such disposition, the Lender may approach only a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered pursuant to federal and state securities laws and sold on the open market. The Borrower, therefore, agrees that:

                  (a) if the Lender shall, pursuant to the terms of this Agreement, sell or cause any of the Stock to be sold at a private sale, the Lender shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of companies in the Banking industry (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Lender's action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

                  (b) such reliance shall be conclusive evidence that the Lender has handled such disposition in a commercially reasonable manner.

         12. BORROWER'S OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any other remedies against the Borrower or any other Person, nor against other security or liens available to the Lender or its successors, assigns or agents. The Borrower hereby waives any right to require that an action be brought against any other Person or require that resort be had to any security or to any balance of any deposit account or credit on the books of the Lender in favor of any other Person prior to any exercise of rights or remedies hereunder, or to require resort to rights or remedies of the Lender in connection with the Loan.

         13. NOTICES. Except as provided otherwise in this Agreement, all notices and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to the Lender or to the Borrower at their respective addressees set forth below, such communications are deemed to have been delivered on the second business day after being so posted.

         If to the Lender:              The Bankers Bank
                                        2410 Paces Ferry Road
                                        600 Paces Summit
                                        Atlanta, Georgia 30339-4098
                                        Attn: Credit Administration

         If to the Borrower:            United Community Banks, Inc.
                                        59 Highway 515
                                        P.O. Box 398
                                        Blairsville, Georgia 30512-0398
                                        Attn:  Jimmy Tallent

         Either the Lender or the Borrower may, by written notice to the other, designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.

         14. BINDING AGREEMENT. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia without regard to conflicts of law principles. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the Borrower and the Lender with respect to the matters addressed herein and may not be modified except by a writing executed by the Lender and delivered by the Lender to the Borrower. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

         15. PARTICIPATIONS. The Lender may at any time grant participations in or sell, assign, transfer or otherwise dispose of all or any portion of the indebtedness of the Borrower outstanding pursuant to the Financing Documents. The Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the Borrower under the Financing Documents (i) shall be entitled to the benefits of the provisions of this Agreement as the Lender hereunder and
(ii) may exercise any and all rights of the Banker's lien, set-off or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee or holder as fully as if such assignee, transferee or holder had made the Loan in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

         16. EXPENSES. All reports and other documents or information furnished to the Lender under this Agreement shall be supplied by the Borrower without cost to the Lender. Further, the Borrower shall reimburse the Lender on demand for all out-of-pocket costs and expenses (including reasonable legal fees) incurred by the Lender in connection with the preparation, interpretation, operation, and enforcement of the Financing Documents or the protection or preservation of any right or claim of the Lender with respect to such agreements. The Borrower will pay all taxes (if any) in connection with the Financing Documents. The obligations of the Borrower under this section shall survive the payment of the Liabilities and the termination of this Agreement.

         17. INDEMNIFICATION. In addition to any other amounts payable by the Borrower under this Agreement, the Borrower shall pay and indemnify the Lender from and against all claims, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of the Lender) incur or be subject to as a consequence, directly or indirectly, of (i) any breach by the Borrower of any warranty, term or condition in, or the occurrence of any default under, any of the Financing Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (ii) the Lender's making, holding, or administering the Loan or the Collateral, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of the Borrower or any Subsidiary, (iv) allegations that the Lender has joint liability with the Borrower or any Subsidiary for any reason, and (v) any suit, investigation, or proceeding as to which the Lender or such participant is involved as a consequence, directly or indirectly, of its execution of any of the Financing Documents, or any other event or transaction contemplated by any of the foregoing. The obligations of Borrower under this
Section 17 shall survive the termination of this Agreement.

         18. RIGHT TO SET-OFF. Upon the occurrence of a Default hereunder, the Lender, without notice or demand of any kind, may hold and set off against such of the Liabilities (whether matured or unmatured) as the Lender may elect any balance or amount to the credit of the Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever maintained by or on behalf of the Borrower with the Lender at any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint. Any Person purchasing an interest in debt obligations under this Agreement held by the Lender may exercise all rights of offset with respect to such interest as fully as if such Person were a holder of debt obligations hereunder in the amount of such interest.

         19. FURTHER ASSURANCES. If at any time the Lender upon advice of its counsel shall determine that any further document shall be required to effect this Agreement and the transactions and other agreements contemplated thereby, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver such document and otherwise carry out the purposes of this Agreement.

         20. SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         21. BINDING EFFECT. All rights of the Lender under the Financing Documents shall inure to the benefit of its transferees, successors and assigns. All obligations of the Borrower under the Financing Documents shall bind its heirs, legal representatives, successors, and assigns.

         22.      DEFINITIONS.

                  (a) "Bank Subsidiaries" means each Banking Subsidiary of Borrower, now or hereafter in existence, including but not limited to each Bank.

                  (b) "Capital" means all capital or all components of capital, other than any allowance for loan and lease losses and net of any intangible assets, as defined from time to time by the primary federal regulator of the Borrower, each Bank, or each of the other Bank Subsidiaries (as the case may be).

                  (c) "Change of Control" shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting ownership interests of the Borrower; provided, however, that the acquisition by any Person, or two or more Persons, of the beneficial ownership of 20% or more of the outstanding shares of the Borrower in connection with the acquisition by the Borrower of any company in which such Person or Persons are shareholders shall not be a "Change in Control" provided that such Person or Persons do not in the aggregate acquire more than 45% of such outstanding shares, or (b) the lease, sale or transfer or other disposition of all or substantially all of the assets of the Borrower or any Subsidiary in one or a series of transactions to any Person, or two or more Persons acting in concert.

                  (d) "Collateral" means and includes all property assigned or pledged to the Lender or in which the Lender has been granted security interest or to which the Lender has been granted security title, whether under any of the Financing Documents or any other agreement, instrument, or document, and the proceeds thereof.

                  (e) "Financing Documents" means and includes this Agreement, the Note, and all other associated loan and collateral documents including, without limitation, all guaranties, suretyship agreements, stock powers, security agreements, security deeds, subordination agreements, exhibits, schedules, attachments, financing statements, notices, consents, waivers, opinions, letters, reports, records, assignments, documents, instruments, information and other writings related thereto, or furnished by the Borrower to the Lender in connection therewith or in connection with any of the Collateral, and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

                  (f) "Liabilities" means all indebtedness, liabilities, and obligations of the Borrower of any nature whatsoever which the Lender may now or hereafter have, own or hold, and which are now or hereafter owing to the Lender regardless of however and whenever created, arising or evidenced, whether now, heretofore or hereafter incurred, whether now, heretofore or hereafter due and payable, whether alone or together with another or others, whether direct or indirect, primary or secondary, absolute or contingent, or joint or several, and whether as principal, maker, endorser, guarantor, surety or otherwise, and also regardless of whether such Liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including without limitation the Note and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

                  (g) "Note" shall mean the promissory note dated June 27, 2003 and amended the date hereof in the principal amount of up to $40,000,000.00 and any amendments, extensions, renewals, modifications, or substitutions thereof or therefor in effect at any particular time.

                  (h) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  (i) "Subsidiary" means each of the Bank Subsidiaries and each other corporation for which the Borrower has the power, directly or indirectly, to direct its management or policies or to vote 25% or more of any class of its voting securities.

                  (j) "Tier 1 Capital" means Tier 1 capital as defined by the capital maintenance regulations of the primary federal Bank regulatory agency of the relevant Bank Subsidiary.

                  (k) "Total Risk Based Capital Ratio" means the total risk based capital ratio as defined by the capital maintenance regulations of the primary federal Bank regulatory agency of the Borrower.

                  (l) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect from time to time.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals by and through their duly authorized officers, as of the day and year first above written.

                                    BORROWER:

                                    UNITED COMMUNITY BANKS, INC.

                                    BY: ________________________________________
                                    NAME: ______________________________________
                                    TITLE: _____________________________________

                                    Attest: _____________________________
                                    Print Name: _________________________
                                    Print Title: ________________________

                                                         [CORPORATE SEAL]

I hereby certify that the representation and warranty contained in Section 2(i)(v) of this Agreement is true and correct.

                                    _______________________________
                                    Secretary

                                    LENDER:

                                    THE BANKERS BANK

                                    BY: ___________________________
                                    NAME: STEPHEN D. BENSON
                                    TITLE: SENIOR VICE PRESIDENT

                                    EXHIBIT A

                            ARTICLES OF INCORPORATION
                                       OF
                          UNITED COMMUNITY BANKS, INC.

                                    EXHIBIT B

                            CERTIFICATE OF EXISTENCE
                                       OF
                          UNITED COMMUNITY BANKS, INC.

                                    EXHIBIT C

                                     BYLAWS
                                       OF
                          UNITED COMMUNITY BANKS, INC.

                                    EXHIBIT D

                                   RESOLUTIONS
                                       OF
                          UNITED COMMMUNITY BANKS, INC.

                                    EXHIBIT E

                            ARTICLES OF INCORPORATION
                                       OF
                                    EACH BANK

                                    EXHIBIT F

                            CERTIFICATE OF EXISTENCE
                                       OF
                                    EACH BANK

                                    EXHIBIT G

                                     BYLAWS
                                       OF
                                    EACH BANK